TRUST FOR ADVISED PORTFOLIOS

on behalf of the funds managed by

FULCRUM ASSET MANAGEMENT LLP

MULTIPLE CLASS PLAN

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Multiple Class Plan (the “Plan”) sets forth the method for allocating fees and expenses among each class of shares (each a “Class” and collectively, the “Classes”) in the Fund listed on Appendix A (the “Fund”), a separate portfolio of Trust for Advised Portfolios (the “Trust”).  In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges (“CDSCs”), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Fund.

The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933.  The Trust hereby elects to offer multiple classes of shares of the Fund pursuant to the provisions of Rule 18f-3 and the Plan.  Appendix A, as it may be amended from time to time, lists each Fund that has approved the Plan and the classes of such Fund.

SECTION 1.  Rights and Obligations.  Except as set forth herein, all Classes of shares issued by the Fund shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions.  The only differences among the various Classes of shares relate solely to the following:  (a) each Class may be subject to different Class expenses and sales charges as discussed under Section 3 of this Plan; (b) each Class may bear a different identifying designation; (c) each Class has exclusive voting rights with respect to matters solely affecting such Class; (d) each Class may have different redemption or exchange fees and exchange privileges; and (e) each Class may provide for the automatic conversion of that Class into another Class.

SECTION 2.  Class Arrangements. The following summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Fund.  Appendix A sets forth the actual sales charges, Rule 12b-1 fees and shareholder servicing fees of each class of shares of each Fund.  Additional details and restrictions regarding such fees and services are set forth in the Fund’s current Prospectus and Statement of Additional Information.  Each Fund may offer any or all of the following Classes of shares:

(a)	Super Institutional Class Shares.

1.	Maximum Initial Sales Charge: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Annual Rule 12b-1 Distribution Fee: None

4.	Maximum Annual Shareholder Servicing Fee: None

5.	Conversion Features: None

6.	Exchange Privileges: None

7.	Redemption Fees: None

(b)	Institutional Class Shares.

1.	Maximum Initial Sales Charge: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Annual Rule 12b-1 Distribution Fee: None

4.	Maximum Annual Shareholder Servicing Fee: 0.10%

5.	Conversion Features: None

6.	Exchange Privileges: None

7.	Redemption Fees: None

(c)	Advisor Class Shares

1.	Maximum Initial Sales Charge: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Annual Rule 12b-1 Distribution Fee: 0.25%

4.	Maximum Annual Shareholder Servicing Fee: 0.15%

5.	Conversion Features: None

6.	Exchange Privileges: None

7.	Redemption Fees: None

SECTION 3.  Allocation of Expenses.

(a)           Class Expenses.  Each Class of shares may be subject to different Class expenses (collectively, “Class Expenses”) consisting of:

1.	Front-end sales charges or CDSCs;

2.	Rule 12b-1 plan distribution fees and shareholder servicing fees, if applicable to a particular Class;

3.	Transfer agency and other recordkeeping costs to the extent allocated to a particular Class;

4.	SEC and blue sky registration fees incurred separately by a particular Class;

5.	Litigation or other legal expenses relating solely to a particular Class;

6.	Printing and postage expenses related to the preparation and distribution of Class specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular Class;

7.	Expenses of administrative personnel and services as required to support the shareholders of a particular Class;

8.	Audit or accounting fees or expenses relating solely to a particular Class;

9.	Trustee fees and expenses incurred as a result of issues relating solely to a particular Class; and

10.	Any other expenses subsequently identified that should be properly allocated to a particular Class, which shall be approved by the Board of Trustees.

(b)           Other Expenses.  Except for the Class Expenses discussed above (which will be allocated to the appropriate Class), all expenses incurred by the Fund will be allocated to all Classes of shares on the basis of the net asset value of each Class to the net asset value of the Trust or the Fund, as the case may be.  Excess expenses created by the imposition of an operating expense limit on one or more Classes shall be considered general Fund expenses.

(c)           Waivers and Reimbursements of Expenses.  The Fund’s investment adviser and any provider of services to the Fund may waive or reimburse the expenses of a particular Class or Classes; provided, however, that such waiver shall not result in cross-subsidization between Classes.

SECTION 4.  Allocation of Income.  The Fund will allocate income and realized and unrealized capital gains and losses based on the relative net assets of each Class of shares.

SECTION 5.  Exchange Privileges.  Shareholders of the Fund may participate in an exchange of shares, subject to the Fund’s right to reject any exchange request, in whole or in part, for any reason and without prior notice.  The Fund may decide to restrict purchase and sale activity (including exchanges) in its shares based on various factors, including whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect its performance.  The Fund reserves the right to terminate or modify the exchange privileges of Fund shareholders in the future.  Shares to be exchanged will be redeemed at their next calculated net asset value following receipt of an exchange request in the form of a proper redemption request, as described in the applicable prospectus.  An exchange of shares will be subject to any redemption fee applicable to a redemption of shares.  See the Fund’s current prospectus for more information about share exchanges.

SECTION 6.  Conversions.  Currently, no Class of shares will automatically convert into shares of another Class.  Any implementation of a conversion feature is subject to the continuing availability of a ruling or regulations of the Internal Revenue Service (“IRS”), or of an opinion of counsel or tax adviser, stating that the conversion of one Class of shares to another does not constitute a taxable event under federal income tax law.  The conversion feature may be suspended if such a ruling, regulation or opinion is not available.

SECTION 7.  Board Review. The Board of Trustees of the Trust shall review the Plan as it deems necessary.  Prior to any material amendment(s) to the Plan with respect to any of the Fund’s shares, the Trust’s Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole.  In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted by the Board of Trustees:  May 27, 2015

APPENDIX A

MULTIPLE CLASS PLAN

TRUST FOR ADVISED PORTFOLIOS

on behalf of the funds managed by

FULCRUM ASSET MANAGEMENT LLP

Fulcrum Diversified Absolute Return Fund	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee	Redemption Fees
Super Institutional Class	None	None	None	None	None
Institutional Class	None	None	None	0.10%	None
Advisor Class	None	None	0.25%	0.15%	None

Appendix last updated and Approved by the Board of Trustees:  May 27, 2015